UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 7, 2007 (February 5, 2007)
BOSTON LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-6533	87-0277826

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

85 Main Street, Hopkinton, Massachusetts	01748

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 497-2360

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 5, 2007, Boston Life Sciences, Inc. (the “Company”) entered into stock option agreements with each of Henry Brem and Gary E. Frashier, pursuant to which the Company granted to Messrs. Brem and Frashier a nonstatutory stock option to purchase shares of the Company’s common stock, $.01 par value per share (the “Common Stock”) in connection with his election to the Company’s Board of Directors. The option agreements to both Messrs. Brem and Frashier were granted pursuant to the Company’s 2005 Stock Incentive Plan under the following terms: (i) an option to purchase 15,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock, which was the last sales price on February 5, 2007, or $2.37 per share and (ii) immediate vesting as to 1/3 of the shares with the remaining 2/3 of the shares vesting in equal monthly installments over a two year period, subject to continued service by each of Messrs. Brem and Frashier and as a director of the Company. The Company’s form of Nonstatutory Stock Option Agreement was filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended. The Company’s Non-Employee Director Compensation Summary was filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended.
     The Company also entered into an indemnification agreements with each of Messrs. Brem and Frashier. Under the indemnification agreement, the Company has agreed to indemnify each of Messrs. Brem and Frashier against liabilities that may arise by reason of their status or service as a director. The form of indemnification agreement was filed as Exhibit 10.32 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended, and is incorporated herein by reference.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (d) On February 5, 2007, the Company’s Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, voted to elect Henry Brem and Gary E. Frashier as a new directors of the Company, each to serve until his successor is elected and qualified.
     Dr. Brem has been a professor at Johns Hopkins University School of Medicine since 1984. He serves as the Director of the Department of Neurosurgery, Harvey Cushing Professor of Neurosurgery, Professor of Ophthalmology, and Oncology. He is also Director of the Hunterian Neurosurgical Research Laboratory. Dr. Brem obtained his bachelor’s degree from NYU and received his medical degree from Harvard Medical School. He trained in surgery at the Peter Bent Brigham Hospital in Boston and in neurosurgery at the Neurological Institute of New York at Columbia University. Brem has authored more than 150 articles in scientific journals. He is responsible for developing Gliadel® wafer, a brain cancer treatment, from concept through FDA approval. Dr. Brem holds several patents for therapeutic agents and delivery methods.
     Gary Frashier, through his company Management Associates, has been a strategic consultant to emerging growth companies in the life sciences field for the last five years. From 1990 until September 1998, he served as Chief Executive Officer of OSI Pharmaceuticals, Inc., a biotechnology company, and, from January 1997 until September 2000, as its Chairman of the

Board. From 1987 until 1990, he served as President and CEO of Genex Corporation, a protein engineering company, and from 1984 until 1987, as Chairman and CEO of Continental Water Systems, Inc., a manufacturer and marketer of equipment to produce high purity water used by the pharmaceutical, medical, electronics and research industries. Mr. Frashier also served as Executive Vice President of Millipore Corporation, a provider of products and services to biopharmaceutical, manufacturing, clinical, analytical and research laboratories, and President of Millipore’s Waters Associates subsidiary. Mr. Frashier serves on the Board of Directors of Tanox Inc., a Texas-based biopharmaceutical company, and Inex Pharmaceuticals Corporation, a Canadian- based biopharmaceutical company. Mr. Frashier has a B.S in Chemical Engineering from Texas Tech University and received his M.B.A. from the Massachusetts Institute of Technology.
     There are no transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which the Company is to be a party, in which the amount involved exceeds $60,000, and in which either Mr. Brem or Mr. Frashier had, or will have, a direct or indirect material interest.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Boston Life Sciences, Inc.
Date: February 7, 2007	By:	/s/ Kenneth L. Rice, Jr.
Kenneth L. Rice, Jr.
Executive Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Form of Non-Statutory Stock Option Agreement for the 2005 Stock Incentive Plan (filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, Commission File No. 0-6533) is incorporated herein by reference.

10.2	Non-Employee Director Compensation Summary (filed as Exhibit 10.28 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, as amended, Commission File No. 0-6533) is incorporated herein by reference.